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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 2, 2000, except as to the authorization of additional shares and the stock splits described in Note 14 which is as of March 25, 2000, relating to the financial statements of Saturn Electronics & Engineering, Inc., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Detroit, Michigan
July 13, 2000